Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

DICE Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	2,385,384(2)	$26.50(3)	$63,212,676(3)	$0.0001102	$6,967
Equity	Common Stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	477,076(4)	$22.53(5)	$10,748,523(5)	$0.0001102	$1,185
Total Offering Amounts					$73,961,199	$N/A	$8,152
Total Fee Offsets(6)							—
Net Fee Due							$8,152

(1)
Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s common stock.
(2)
Represents additional shares of the Registrant’s common stock reserved for issuance under the 2021 Equity Incentive Plan (“2021 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 Plan.
(3)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on March 10, 2023.
(4)
Represents additional shares of the Registrant’s common stock reserved for issuance under the 2021 Employee Stock Purchase Plan (“Purchase Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the Purchase Plan.
(5)
Estimated pursuant to Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Stock Market on March 10, 2023. Under the Purchase Plan, the purchase price of a share of common stock is equal to 85% of the fair market value of the Registrant’s common stock on the offering date or the purchase date, whichever is less.
(6)
The Registrant has no fee offsets.